Exhibit 10.3

ALTO INGREDIENTS, INC.

PERFORMANCE SHARE AGREEMENT

THIS PERFORMANCE SHARE AGREEMENT (this “Agreement”) dated and effective as of __________ (the “Grant Date”), by and between Alto Ingredients, Inc., a Delaware corporation (the “Company”) and «First_Name» «Last_Name» (“Employee”) is entered into as follows:

A. WHEREAS, the Company has established the Alto Ingredients, Inc. 2016 Stock Incentive Plan (as amended and as may be further amended, the “Plan”), a copy of which has previously been provided to Employee or is provided with this Agreement; and

B. WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”), acting as Plan Administrator, has determined that Employee be granted Performance Shares (as defined below) subject to the terms of the Plan and this Agreement.

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan. References herein to the Company shall also include, where and as applicable, any Parent or Subsidiary of the Company in the same manner used in the Plan.

NOW, THEREFORE, the parties hereby agree as follows:

1. Grant of Performance Shares. Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to Employee «First_Name» «Last_Name», «Total_of_Shares_in_Words» («Total_of_Shares») Performance Shares (the “Target Performance Shares”), subject to adjustment in accordance with Plan and this Agreement. The Company shall issue to Employee as soon as practicable following the applicable Vesting Date (as defined below) a number of Shares (as defined below) equal to the number of Performance Shares vested in accordance with this Agreement.

2. Definitions. For purposes of this Agreement, the following terms have the meanings ascribed to them below:

(a) “Achievement Percentage” means the applicable percentage specified with respect to the “Threshold,” “Target” and “Maximum” levels for the Performance Measure, or a percentage determined using linear interpolation if actual performance falls between any two specified levels, all as determined under Section  3(a)(iii) below. In the event that actual performance does not meet the “Threshold” level for the Performance Measure, the “Achievement Percentage” with respect to such Performance Measure shall be zero.

(b) “Adjusted EBITDA” means, except as otherwise defined by the Committee, the unaudited consolidated net income or loss before interest expense, interest income, provision for or benefit from income taxes, asset impairments, losses or gains on extinguishment of debt, unrealized derivative gains and losses, acquisition-related expense and depreciation and amortization expense.

(c) “Adjusted EBITDA ROA” is calculated as (1) Adjusted EBITDA, divided by (2) average gross fixed assets after deducting construction in progress and capitalized interest. The Company will determine Adjusted EBITDA for each calendar month and average gross fixed assets after deducting construction in progress and capitalized interest as of the end of each calendar month. The sum of the Adjusted EBITDA ROA for the twelve calendar months will represent the annual Adjusted EBITDA ROA. The final Adjusted EBITDA ROA for any period is subject to the Committee’s acceptance of the calculation thereof.

(d) “Applicable Calendar Year Percentage” means (i) thirty-three percent (33%) for the _____ calendar year, (ii) thirty-three percent (33%) for the _____ calendar year, and (iii) thirty-four percent (34%) for the _____ calendar year.

(e) “Calendar Year Target Performance Shares” means, with respect to the applicable calendar year during the Performance Period, the product of the Target Performance Shares multiplied by the Applicable Calendar Year Percentage. If the result is a fractional number, the number will be rounded down to the next whole Share with any fractional portion carried forward. For example, for an Award of 750 Target Performance Shares, the resulting Calendar Year Target Performance Shares would be 247 for ____, 248 for ____, and 255 for ____.

(f) “Cause” has the meaning set forth in any Service Agreement of Employee, or or if there is no such agreement, or any such agreement does not contain any such term, then “Cause” shall mean “Misconduct” (as defined in the Plan).

(g) “Common Stock” means the Company’s common stock, $0.001 par value per share.

(h) “Good Reason” has the meaning set forth in any Service Agreement of Employee, or if there is no such agreement, or any such agreement does not contain any such term, then “Good Reason” means any of the following occurs without Employee’s consent: (i) a change in his or her position with the Company that materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (ii) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (iii) a relocation of such individual’s place of employment by more than 50 miles; provided that any such event will constitute Good Reason only if: (x) Employee notifies the Company in writing, within twenty (20) days after the occurrence of the event that Employee intends to terminate Employee’s employment no earlier than thirty (30) days after providing such notice; (y) the Company does not cure such condition within thirty (30) days following its receipt of such notice or states unequivocally in writing that it does not intend to attempt to cure such condition, and (z) Employee resigns from employment within thirty (30) days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.

(i) “Performance-Adjusted Performance Shares” shall mean, for each calendar year during the Performance Period, the applicable Calendar Year Target Performance Shares multiplied by the applicable Achievement Percentage for the calendar year, all as provided in Section  3(a)(iii) below.

(j) “Performance Measure” means the Adjusted EBITDA ROA for the applicable calendar year during the Performance Period.

(k) “Performance Period” means the period commencing on January 1, ____ and ending December 31, ____.

(l) “Performance Shares” means an Award that grants Employee a conditional right to receive Shares upon vesting of the Award, pursuant to the terms and conditions of the Plan and this Agreement, subject to the attainment of the applicable Performance Measure and Employee’s continued employment through the applicable Vesting Date.

(m) “Restriction Period” means the period commencing on the Grant Date and ending on the earlier of (i) April 1, ____ and (ii) the date Employee experiences a Qualifying Termination of employment.

(n) “Service Agreement” means any employment, consulting, severance or similar agreement entered into between the Company and Employee.

(o) “Share” means one (1) share of Common Stock.

(p) “Vested Performance Shares” means the Performance Shares (if any) that become vested under this Agreement based on both the applicable performance and service vesting conditions.

(q) “Qualifying Termination” means Employee’s termination of employment due to Involuntary Termination (as defined below), death or Permanent Disability.

3. Vesting Schedule.

(a) Performance Conditions.

(i) Performance Shares. Subject to the terms and conditions set forth in this Section  3(a) and in Section  3(b) below, the portion of the Target Performance Shares (if any) that Employee may earn shall be based on the attainment of the annually-determined Performance Measure during the Performance Period.

(ii) Performance Adjustment. The performance scale for the Performance Measure for the ____ calendar year is set forth below. The performance scale for the Performance Measure applicable to each of the ____ and ____ calendar years will be determined by the Committee, in its sole discretion, and communicated to Employee in writing within three (3) months following the start of the applicable calendar year.

Calendar Year ____ Performance Measure (Adjusted EBITDA ROA)	Achievement Percentage
Below Threshold
Threshold
Target
Maximum

(iii) Performance Adjustment to Target Performance Shares. The number of Performance-Adjusted Performance Shares for each calendar year during the Performance Period shall be determined by multiplying (a) the applicable Calendar Year Target Performance Shares by (b) the Achievement Percentage for the calendar year, rounded down to the nearest whole Performance-Adjusted Performance Share. The total number of Performance-Adjusted Performance Shares for the Performance Period shall be the sum of the number of Performance-Adjusted Performance Shares calculated for each calendar year of the Performance Period.

(iv) Forfeiture of Performance Shares. Notwithstanding any provision in this Agreement to the contrary, any portion of the Calendar Year Target Performance Shares that are not eligible to be earned after adjustment based on the Performance Measure for the applicable calendar year shall automatically be cancelled and terminated and be of no further force and effect upon determination by the Committee of the applicable Achievement Percentage for the calendar year.

(v) Performance Determination. Actual performance with respect to the Performance Measure will be determined by the Committee in its sole discretion, in a manner consistent with the Company’s published disclosures (whether or not filed with the Securities and Exchange Commission). Notwithstanding any other provision of this Agreement, the levels of achievement with respect to the Performance Measure shall be adjusted from time to time by the Committee as it deems equitable and necessary in light of acquisitions, dispositions and other non-routine and opportunistic expenses, transactions or extraordinary or one-time events that impact the Company’s operations or the measurement of the Performance Measure.

(b) Service Condition. Except as otherwise provided in Sections  3(c), 3(d) and 3(e), the Performance-Adjusted Performance Shares shall become earned and vested only if Employee continues in service as a full-time employee of the Company through the end of the Restriction Period. Except as otherwise provided in Sections  3(c), 3(d) and 3(e), service as an employee for only a portion of the Restriction Period, even if a substantial portion, will not entitle Employee to any proportionate vesting of the Performance Shares (including any Performance-Adjusted Performance Shares for any previously completed calendar year during the Restriction Period) or avoid or mitigate the forfeiture of Employee’s Performance Shares that will occur upon the cessation of Employee’s service as an employee of the Company. Notwithstanding anything to the contrary in this Section 3, the Company may, by written agreement with Employee, expressly agree to provisions different from those set forth above with respect to severance benefits as to the Performance Shares. For purposes of this Agreement, references to “Vested Performance Shares” include any Performance Shares (including any Performance-Adjusted Performance Shares) that vest pursuant to this Section  3.

(c) Involuntary Termination. Notwithstanding any provision in this Section  3 or the Plan to the contrary, if Employee’s employment with the Company is terminated before the end of the Restriction Period by the Company without Cause or Employee resigns from employment with Good Reason (each an “Involuntary Termination”), other than in connection with a Change in Control under Section  3(d), then the Restriction Period shall terminate as of the termination date and Employee will immediately vest in a number of Performance Shares equal to the product of (x) twenty-five percent (25%) multiplied by the sum of (y)(i) any Performance-Adjusted Performance Shares already determined with respect to a calendar year of the Performance Period that ended on or prior to the termination date, plus (ii) the product of (a) the Calendar Year Target Performance Shares for the calendar year in which the termination date occurs and any other calendar year during the Performance Period that has not commenced as of the termination date, multiplied by (b) the Achievement Percentage assuming the Performance Measure was achieved at “Target,” rounded down to the nearest whole Performance Share. Settlement of any Performance Shares under this Section 3(c) is subject to the Release provisions of Section 3(g) below.

(d) Change in Control. Notwithstanding any provision in this Section  3, but subject to the provisions of Article Two, Section IV of the Plan (including regarding treatment of awards assumed, continued or replaced in a Change in Control), if prior to end of the Restriction Period, Employee experiences an Involuntary Termination of employment in anticipation of, or on or within twenty-four (24) months after, a Change in Control, then the Restriction Period shall terminate as of the termination date and Employee will immediately vest in a number of Performance Shares equal to (i) any Performance-Adjusted Performance Shares already determined with respect to a calendar year of the Performance Period that ended on or prior to the termination date, plus (ii) the product of (a) the Calendar Year Target Performance Shares for the calendar year in which the termination date occurs and any other calendar year during the Performance Period that has not commenced as of the termination date, multiplied by (b) the Achievement Percentage assuming the Performance Measure was achieved at “Target,” rounded down to the nearest whole Performance Share. For this purpose, an Involuntary Termination shall be “in anticipation of” a Change in Control if Employee’s employment terminates (i) prior to the Change in Control and (ii) during any period in which the Company has (A) initiated a transaction process or is engaged in substantive discussions with a third party about a specific transaction that, if consummated, would result in a Change in Control (and before the complete abandonment of such discussions without the transaction being consummated), or (B) become a party to a definitive agreement to consummate a transaction that would result in a Change in Control (and before the complete termination of such agreement without the transaction being consummated). Settlement of any Performance Shares under this Section 3(d) is subject to the Release provisions of Section 3(g) below.

(e) Termination Due to Death or Permanent Disability. Notwithstanding any provision in this Section  3 or the Plan to the contrary, if Employee’s employment with the Company is terminated before the end of the Restriction Period due to death or Permanent Disability, then the Restriction Period shall terminate as of the termination date and Employee will immediately vest in a number of Performance Shares equal to (i) any Performance-Adjusted Performance Shares already determined with respect to a calendar year of the Performance Period that ended on or prior to the termination date, plus (ii) the product of (a) the Calendar Year Target Performance Shares for the calendar year in which the termination date occurs and any other calendar year during the Performance Period that has not commenced as of the termination date, multiplied by (b) the Achievement Percentage assuming the Performance Measure was achieved at “Target,” rounded down to the nearest whole Performance Share.

(f) Termination for Cause. If Employee’s employment with the Company is terminated before the end of the Restriction Period for Cause, the Performance Shares (including any Performance-Adjusted Performance Shares for any previously completed calendar year during the Restriction Period) shall be forfeited by Employee without payment of any consideration by the Company and neither Employee nor any successor, heir, assign or personal representative of Employee shall have any right, title or interest in or to the forfeited Performance Shares.

(g) Settlement. Upon termination of the Restriction Period (such date, the “Vesting Date”), the Company shall cause to be issued to Employee one (1) Share for each Vested Performance Share. Except as otherwise provided in this Section  3(g), issuance shall be made on, or as soon as administratively practicable (not more than thirty (30) days) after, the Vesting Date. The Company may implement such issuance in any manner it determines, including by having such Shares issued to a brokerage account for Employee established by the Company. Notwithstanding the foregoing, settlement of the Vested Performance Shares described in Section  3(c) and Section  3(d) are conditioned on Employee’s execution and delivery to the Company of a general release of claims in a form reasonably prescribed by the Company (the “Release”) and such Release becoming irrevocable within sixty (60) days following the date of termination. Issuance shall be made on, or as soon as administratively practicable after, the date such Release becomes effective, and in no event later than the fifteenth (15th) day of the third calendar month after the month in which the Involuntary Termination occurs.

4. Transfer Restrictions. No portion of the Performance Shares or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Employee until such portion of the Performance Shares become vested and settled in accordance with Section 3. Any attempt to sell, transfer, assign, pledge or otherwise encumber or dispose of the Performance Shares by Employee shall be wholly ineffective and, if any such attempt is made, the Performance Shares will be forfeited by Employee and all of the Employee’s rights to the Performance Shares shall immediately terminate without any payment of consideration by the Company.

5. Shareholder Rights. The Performance Shares constitute an unfunded and unsecured obligation of the Company. Employee shall have no rights as a shareholder of the Company, no rights to dividends (except as expressly provided in Section 6 with respect to dividend equivalents) or distributions and no voting rights with respect to the Performance Shares or any Shares underlying or issuable in respect of such Performance Shares until such Shares are actually issued to and held of record by Employee upon settlement.

6. Dividend Equivalent Rights. If the Company declares any cash dividends or distributions on Common Stock and the record and payment dates for such dividends or distributions occur on or after the Grant Date but prior to the Vesting Date, then contemporaneously with the settlement of the Vested Performance Shares in accordance with Section 3(g), the Company shall pay Employee an amount equal to the cash dividends and distributions that Employee would have received for any dividend payment dates prior to settlement date as if the Vested Performance Shares had been issued and outstanding shares of Common Stock and held of record by Employee. The dividend equivalent payment pursuant to this Section 6 shall be paid without interest or earnings and will be subject to the payment of applicable withholding taxes. No dividend equivalent payments will be made with respect to Performance Shares that do not become Vested Performance Shares pursuant to this Agreement.

7. Changes in Common Stock. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iii) the number and/or class of securities and the exercise or base price per share (or any other cash consideration payable per share) in effect under each outstanding Award under the Discretionary Grant Program, and (iv) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share thereunder. To the extent such adjustments are to be made to outstanding Awards, those adjustments shall be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under those Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

8. Taxes.

(a) Employee will recognize ordinary income for federal income tax purposes upon settlement of any Vested Performance Shares in an amount equal to the fair market value per Share on the settlement date multiplied by the number of Vested Performance Shares.

(b) Employee shall be liable for any and all taxes, including any withholding taxes, arising out of this grant or the vesting and/or settlement of the Performance Shares hereunder. Employee may elect to satisfy such withholding tax obligation by (i) having the Company retain Shares having a fair market value equal to the Company’s withholding obligation (not to exceed maximum statutory rates), or (ii) making a cash payment to the Company in an amount equal to the Company’s withholding obligation; provided, that Employee make and communicate such election through the AST site (or such other process as the Company may determine) as to the applicable vesting amount not less than five (5) business days prior to the applicable tax determination date. If Employee elects to pay the applicable withholding amount in cash, then Employee shall make such payment within one (1) business day following the applicable tax determination date. If Employee (A) fails to make and communicate such election through the AST site (or other method as determined by the Company) within the applicable time period, or (B) elects to make a cash payment of the withholding amount and Employee fails to make such payment within one (1) business day following the applicable tax determination date, then the Company’s withholding tax obligations shall be satisfied by the Company withholding a number of Shares that would otherwise be delivered to Employee under this Agreement that the Company determines has a fair market value sufficient to meet such obligations. The Company shall not be required to issue any Shares until such withholding obligations are satisfied. Employee is ultimately liable and responsible for all taxes owed by Employee in connection with Employee’s Performance Shares, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Performance Shares. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the Performance Shares or the subsequent sale of any of the Shares. The Company does not commit and is under no obligation to structure this Award to reduce or eliminate Employee’s tax liability. The Company shall not be required to issue or deliver to Employee fractional Shares upon withholding of any Shares to cover the withholding tax, or otherwise, and any fractional Share amounts shall be paid to Employee by the Company solely in cash based on the pro rata fair market value of such fractional Share amounts on the applicable tax determination date.

9. Securities Law Compliance. The Company will use its reasonable commercial efforts to assure that all Shares issued in settlement of Vested Performance Shares pursuant to this Agreement are registered under the federal securities laws. However, no Shares will be issued pursuant to Employee’s Award if such issuance would otherwise constitute a violation of any applicable federal or state securities laws or regulations or the requirements of The Nasdaq Capital Market and any stock exchange or other market on which the Common Stock is then quoted or listed for trading. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Shares hereunder shall defer the Company’s obligation with respect to the issuance of such Shares until such approval has been obtained.

10. Section 409A. This Agreement and the Performance Shares granted hereunder are intended to either be exempt from, or comply with, the requirements of Section 409A of the Code and the regulations and guidance promulgated thereunder (“Section 409A”), and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt therefrom or, to the extent not exempt, in compliance therewith. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or additional taxes or penalties under Section 409A: (i) Employee shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement which are subject to Section 409A until Employee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A, and (ii) amounts that would otherwise be payable pursuant to this Agreement or any other arrangement between Employee and the Company during the six (6) month period immediately following Employee’s separation from service shall instead be paid on the first business day after the date that is six (6) months following Employee’s separation from service (or, if earlier, Employee’s date of death). To the extent any payment under this Agreement is determined to constitute “nonqualified deferred compensation” subject to Section 409A and is conditioned on the effectiveness of a release of claims and the period Employee is afforded to consider the release spans two calendar years, payment will not be made any earlier than the second calendar year. Employee understands and agrees that the Company makes no guarantee regarding the tax treatment of the Performance Shares, and Employee shall be solely responsible for the payment of any taxes, penalties, interest or other expenses incurred by Employee on account of non-compliance with Section 409A of the Code. Notwithstanding any contrary provision of the Plan or this Agreement, to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii), Treas. Reg. § 1.409A-2(b)(7)(ii) or any successor provision, the Company may delay the delivery of the Common Stock hereunder if it reasonably determines that such delivery would violate federal securities law or any other applicable law.

11. Miscellaneous.

(a) The grant of Performance Shares or another Award to Employee in any one year, or at any time, does not obligate the Company to make a grant in any future year or in any given amount and should not create an expectation that the Company might make a grant in any future year or in any given amount.

(b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Employee at Employee’s address then on file with the Company.

(d) This Agreement shall not be construed so as to grant Employee any right to remain in the employ of the Company.

(e) The parties agree that neither the Company nor any of its affiliates shall have any further obligation to Employee relating to the grant of Common Stock or other incentive compensation except as stated herein.

(f) This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except with the consent of the Plan Administrator and by a written instrument duly executed by the Company and Employee.

(g) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their heirs, personal representatives, successors and assigns. The terms of this Agreement shall in all respects be subject to the terms of the Plan. Employee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Agreement.

(h) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflicts-of-laws rules.

(i) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12. Mandatory Arbitration. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN EMPLOYEE AND THE COMPANY OR BETWEEN THE COMPANY AND EMPLOYEE ARISING OUT OF, RELATING TO OR OTHERWISE CONNECTED WITH THIS AGREEMENT OR THE AWARD OF PERFORMANCE SHARES EVIDENCED HEREBY OR THE VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION TO BE HELD IN __________ COUNTY, _________. THE ARBITRATION PROCEEDINGS SHALL BE GOVERNED BY (I) THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION, AND (II) THE FEDERAL ARBITRATION ACT. THE ARBITRATOR SHALL HAVE THE SAME, BUT NO GREATER, REMEDIAL AUTHORITY AS WOULD A COURT HEARING THE SAME DISPUTE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION AND SHALL BE IN LIEU OF THE RIGHTS THOSE PARTIES MAY OTHERWISE HAVE TO A JURY TRIAL; PROVIDED, HOWEVER, THAT SUCH DECISION SHALL BE SUBJECT TO CORRECTION, CONFIRMATION OR VACATION IN ACCORDANCE WITH THE PROVISIONS AND STANDARDS OF APPLICABLE LAW GOVERNING THE JUDICIAL REVIEW OF ARBITRATION AWARDS. THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION THAT REVEALS THE ESSENTIAL FINDINGS AND CONCLUSIONS ON WHICH THE DECISION IS BASED, AND THE ARBITRATOR’S DECISION SHALL BE SUBJECT TO SUCH JUDICIAL REVIEW AS IS PROVIDED BY LAW. THE COMPANY SHALL PAY ANY ARBITRATION FILING FEE, AND WILL BEAR ALL OTHER COSTS OF ARBITRATION, INCLUDING FEES FOR THE SERVICES OF THE ARBITRATOR AND ANY COURT REPORTER ORDERED BY THE ARBITRATOR. EACH PARTY SHALL BEAR ITS, HIS OR HER OWN COSTS OF LEGAL REPRESENTATION; PROVIDED, HOWEVER, IF ANY PARTY PREVAILS ON A CLAIM ENTITLING THE PREVAILING PARTY TO ATTORNEYS’ FEES AND/OR COSTS PURSUANT TO ANY APPLICABLE EMPLOYMENT OR CIVIL RIGHTS STATUTE, THE ARBITRATOR MAY AWARD REASONABLE FEES AND/OR COSTS TO THE PREVAILING PARTY IN ACCORDANCE WITH SUCH CLAIM. JUDGMENT SHALL BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER OF SUCH DISPUTE OR CONTROVERSY. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY IN AN APPROPRIATE MATTER APPLY TO A COURT PURSUANT TO ______________________, OR ANY COMPARABLE STATUTORY PROVISION OR COMMON LAW PRINCIPLE, FOR PROVISIONAL RELIEF, INCLUDING A TEMPORARY RESTRAINING ORDER OR A PRELIMINARY INJUNCTION. TO THE EXTENT PERMITTED BY LAW, THE PROCEEDINGS AND RESULTS, INCLUDING THE ARBITRATOR’S DECISION, SHALL BE KEPT CONFIDENTIAL TO THE EXTENT PERMITTED BY APPLICABLE LAW.

13. Remaining Terms. The remaining terms and conditions of Employee’s Award are governed by the Plan, and Employee’s Award is also subject to all interpretations, amendments, rules, regulations and decisions that may from time to time exist, be adopted or made under and pursuant to the Plan. The General Plan Description, which is the official prospectus summarizing the principal features of the Plan, has previously been provided to Employee or is provided with this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective on the date first set above.

COMPANY:	ALTO INGREDIENTS, INC.,
a Delaware corporation

By:

I, the undersigned Employee, hereby acknowledge receiving, reading and understanding the General Plan Description, which is the official prospectus summarizing the principal features of the Plan, this Agreement and the Plan itself. I further acknowledge and accept the foregoing terms and conditions of the Award of Performance Shares evidenced hereby. I also acknowledge and agree that the foregoing sets forth the entire understanding between the Company and me regarding my opportunity to earn and receive Shares in settlement of Vested Performance Shares subject to this Award and supersedes all prior oral and written agreements on that subject.

EMPLOYEE:
«First_Name» «Last_Name»

[Signature Page to Performance Share Agreement]

NOTICE OF ELECTION

Chief Financial Officer

Alto Ingredients, Inc.

Re: Notice of Election as to Manner of Payment of Minimum Withholding Tax

1. The undersigned Employee has been granted an award of Performance Shares by Alto Ingredients, Inc., a Delaware corporation (the “Company”).

2. The undersigned Employee hereby elects to (check one):

 ______ pay the withholding tax in cash with respect to the settlement of any Vested Performance Shares; or

 ______have Shares withheld by the Company to cover the withholding tax.

3. The foregoing election is with respect to the following vesting date:

_____ ________, 20__

4. If the undersigned Employee has elected to pay to the Company the withholding tax in cash with respect to the Vested Performance Shares, the undersigned Employee shall make such payment to the Company within one (1) business day following the applicable tax determination date. If the undersigned Employee fails to make payment within such period, then the Company’s withholding tax obligations shall be satisfied by the Company withholding a number of Shares that would otherwise be delivered to Employee that the Company determines has a fair market value sufficient to meet such obligations.

5. The Company’s grant of Performance Shares is governed solely by the terms and conditions of the Performance Share Agreement and the Plan.

Dated: __________________________	EMPLOYEE

«First_Name» «Last_Name»